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                                                                    Exhibit 21.1


                           SUBSIDIARIES OF REGISTRANT


                   Neoprobe Europe AB, a Swedish corporation

          Neoprobe (Israel), Ltd., an Israeli limited liability company

                           Neoprobe-Peptor JV - L.L.C.

                            Cira Technologies, Inc.